UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014 (May 1, 2014)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 1, 2014, the Board of Directors amended the Bylaws of Owens & Minor, Inc. (the “Company”) to reduce the number of directors constituting the Board of Directors from eleven to ten to reflect the number of directors comprising the Board immediately following the Annual Meeting of Shareholders on May 1, 2014. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2014 Annual Meeting of Shareholders on May 1, 2014 at which the matters described below were voted upon and approved as indicated. There were 63,190,826 shares of common stock entitled to vote at the meeting and 57,241,799 shares were voted in person or by proxy (approximately 91% of shares entitled to vote).

(1)	Election of ten directors, each for a one-year term, as follows:

Director	Votes For	Votes Against or Withheld	Broker Non-Votes
Stuart M. Essig	52,117,129	223,936	4,900,734
John W. Gerdelman	51,485,506	855,559	4,900,734
Lemuel E. Lewis	51,517,899	823,166	4,900,734
Martha H. Marsh	51,624,576	716,489	4,900,734
Eddie N. Moore, Jr.	51,397,173	943,892	4,900,734
James E. Rogers	51,425,457	915,608	4,900,734
David S. Simmons	52,093,640	247,425	4,900,734
Robert C. Sledd	51,409,232	931,833	4,900,734
Craig R. Smith	50,298,283	2,042,782	4,900,734
Anne Marie Whittemore	51,302,826	1,038,239	4,900,734

(2)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
57,016,129	198,657	27,013	0

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
49,519,134	2,292,681	529,250	4,900,734

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 6, 2014	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company